Contacts: Lisa Savino, Investor Relations	Bob Gordon, Public Relations
631-342-2788	631-342-2391
lisa.savino@ca.com	bobg@ca.com

COMPUTER ASSOCIATES' PENDING OFFERING OF SENIOR NOTES IS CANCELLED

ISLANDIA, N.Y., February 7, 2002 -- In light of the uncertainty introduced by the February 5 announcement by Moody's Investors Service, Computer Associates International, Inc. (CA) confirmed that the senior notes offering scheduled to close Friday, February 8 has been cancelled.

About Computer Associates

Computer Associates International, Inc. (NYSE: CA) delivers The Software That Manages eBusiness. CA's world-class solutions address all aspects of eBusiness management through industry-leading brands: Unicenter for infrastructure management, BrightStor for storage management, eTrust for security management, CleverPath for portal and business intelligence, AllFusion for application life cycle management, Advantage for data management and application development, and Jasmine for object-oriented database technology. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, visit http://ca.com.

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© 2002 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.